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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-224251

PROSPECTUS

         Offer to exchange $125,000,000 aggregate principal amount of 5.625% Senior Notes due 2023 (the "old notes") for $125,000,000 aggregate principal amount of 5.625% Senior Notes due 2023 (the "new notes" and, together with the old notes, the "notes").

         The new notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

         The exchange offer will expire at 5:00 p.m., New York City time, on July 2, 2018 (the "expiration date"), unless we extend the exchange offer in our sole and absolute discretion.

         Terms of the exchange offer:

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  We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

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  You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

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  The terms of the new notes are substantially identical to those of the applicable outstanding old notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old notes do not apply to the new notes.

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  The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption "U.S. Federal Income Tax Considerations" for more information.

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  We will not receive any proceeds from the exchange offer.

         We issued the old notes in transactions not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the old notes.

         There is no established trading market for the new notes.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities with respect to the new notes or no longer owns any transfer restricted notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         See "Risk Factors" beginning on page 11 of this prospectus and under Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

         Neither the Securities and Exchange Commission (the "SEC"), nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2018

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard, Suite 900
Uniondale, New York 11553
Attn: Investor Relations

Oral requests should be made by telephoning (516) 506-4200.

        In order to obtain timely delivery, you must request the information no later than June 25, 2018, which is five business days before the expiration date of the exchange offer.

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SUMMARY

        This summary contains basic information about the Company and the exchange offer and highlights selected information contained elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that is important to you and that you should consider before deciding whether or not to invest in the new notes. For a more complete understanding of the Company and this exchange offer, you should read this prospectus, including any information incorporated by reference into this prospectus, in its entirety. Investing in the new notes involves risks, including without limitation the risks that are described in this prospectus under the heading "Risk Factors" and in the documents incorporated by reference into this prospectus. In this prospectus, unless expressly noted or the context indicates otherwise, the words "we," "us," "Arbor," "Company" and similar references mean Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and Arbor Realty SR, Inc., its subsidiary.

Our Company

        We operate through two business segments: our Structured Business and our Agency Business. Through our Structured Loan Origination and Investment Business, or "Structured Business," we invest in a diversified portfolio of structured finance assets in the multifamily and commercial real estate markets, primarily consisting of bridge and mezzanine loans, including junior participating interests in first mortgages and preferred and direct equity. We may also directly acquire real property and invest in real estate-related notes and certain mortgage-related securities. Through our Agency Loan Origination and Servicing Business, or "Agency Business," which was formed as a result of the acquisition of the agency platform of Arbor Commercial Mortgage, LLC in the third quarter of 2016, we originate, sell and service a range of multifamily finance products through the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac," and together with Fannie Mae, the government-sponsored enterprises, or the "GSEs"), the Government National Mortgage Association ("Ginnie Mae"), Federal Housing Authority ("FHA") and the U.S. Department of Housing and Urban Development (together with Ginnie Mae and FHA, "HUD") and conduit/commercial mortgage-backed securities programs. We retain the servicing rights and asset management responsibilities on substantially all loans we originate and sell under the GSE and HUD programs. We are an approved Fannie Mae Delegated Underwriting and Servicing lender nationally, a Freddie Mac Multifamily Conventional Loan lender, seller/servicer, in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally and a HUD MAP and LEAN senior housing/healthcare lender nationally.

        We conduct substantially all of our operations and investing activities through our operating partnership, Arbor Realty Limited Partnership (the "Partnership"), and its subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT, which we refer to as SR Inc., and its subsidiaries. We serve as the general partner of the Partnership, and currently own 76.4% of its partnership interests.

        Arbor Realty Trust, Inc. is organized to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. A REIT is generally not subject to U.S. federal income tax on that portion of its REIT taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed and certain other requirements are met. Certain of our assets that produce non-qualifying income, primarily within the Agency Business, are operated through taxable REIT subsidiaries ("TRS"), which are part of our TRS consolidated group and are subject to U.S. federal, state and local income taxes. In general, our TRS entities may hold assets that the REIT cannot hold directly and may engage in real estate or non-real estate-related business.

        Arbor Realty Trust, Inc. is a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arbor.com. The information contained on or accessible through our website is not a part of this prospectus.

 SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

        On March 13, 2018, we completed a private offering of senior unsecured notes in an aggregate principal amount of $100,000,000 (the "initial old notes"). On May 15, 2018, we completed a reopening of the senior unsecured notes in an aggregate principal amount of $25,000,000 (the "reopened old notes" and together with the initial old notes, the "old notes"). As part of the offerings of old notes, we entered into registration rights agreements with the initial purchasers of the old notes. Pursuant to the registration rights agreements, we agreed, among other things, to file a registration statement and deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer of registered new notes for the old notes. Below is a summary of the exchange offer.

Old Notes	5.625% Senior Notes due 2023, which were issued on March 13, 2018 and May 15, 2018.
New Notes

5.625% Senior Notes due 2023, the issuance of which has been registered under the Securities Act. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer for Notes

We are offering to issue up to $125,000,000 aggregate principal amount of new notes in exchange for a like principal amount of old notes to satisfy our obligations under the registration rights agreements that were executed when the old notes were issued in transactions in reliance upon the exemptions from registration provided by Rule 144A of the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on July 2, 2018, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:
• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
• neither you nor anyone receiving new notes from you has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of the new notes; and

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if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on July 2, 2018. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC") any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the applicable expiration of the exchange offer to participate in the exchange offer:

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tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent;" or

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tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

U.S. Federal Income Tax Considerations

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "U.S. Federal Income Tax Considerations" for more information regarding the tax considerations of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the new notes in the exchange offer in the ordinary course of your business; or

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you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:
• you cannot rely on the applicable interpretations of the staff of the SEC; and

• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities with respect to the new notes or no longer owns any transfer restricted notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the old notes directly from us.
Registration Rights Agreements

When each of the initial old notes and the reopened old notes were issued, we entered into registration rights agreements with the initial purchasers of the initial old notes and the reopened old notes, respectively.

Pursuant to the terms of the registration rights agreements, we agreed to use commercially reasonable efforts to, among other things, (i) file with the SEC, within 30 days of the issue date of the old notes, and cause to become effective, within 90 days of the issue date, a registration statement (or, in the case of the reopened old notes, an amendment to the registration statement filed relating to the initial old notes), on the appropriate form under the Securities Act, relating to an offer to exchange the old notes for a like aggregate principal amount of registered notes, which notes will be substantially identical to the old notes (except for the provisions relating to the transfer restrictions and payment of additional interest) and entitled to the benefits of the indenture governing the old notes; and (ii) consummate the exchange offer within 120 days after the issue date.

If the exchange offer is not consummated within 120 days after the issue date of the old notes, we agreed to use commercially reasonable efforts to (i) cause to be filed a shelf registration statement covering resales of the old notes; (ii) cause such shelf registration statement to become effective under the Securities Act; and (iii) keep the shelf registration statement effective until the earlier of (x) one year following the effective date of such shelf registration statement and (y) when all of the old notes registered thereunder have been sold pursuant to such shelf registration statement or cease to be transfer restricted notes.

Upon the occurrence of one or more registration defaults as described below, the interest rate on the old notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following the registration default and (ii) an additional 0.25% per annum at the end of each subsequent 90-day period, until the date all registration defaults have ended or been suspended or cured or there are no longer any transfer restricted notes outstanding, up to a maximum aggregate interest rate increase of 1.00% per annum. Under the registration rights agreements, a registration default will occur in the event that (a) the exchange offer registration statement referred to above or, if required, the shelf registration statement referred to above has not been filed or become effective within the applicable period specified in the registration rights agreements; (b) the exchange offer has not been consummated within the applicable period specified in the registration rights agreements; or (c) the exchange offer registration statement or, if required, the shelf registration statement, has become effective but thereafter ceases to be effective or usable (except as permitted, including with respect to any suspension period).

Copies of the registration rights agreements are filed as exhibits to the registration statement of which this prospectus forms a part. See "Registration Rights."

 CONSEQUENCES OF NOT EXCHANGING OLD NOTES

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

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  if they are registered under the Securities Act and applicable state securities laws;

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  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

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  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes whose old notes are or were ineligible to be exchanged in the exchange offer may require us to file and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

SUMMARY DESCRIPTION OF THE NEW NOTES

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions, additional interest and registration rights relating to the old notes do not apply to the new notes.

        The new notes will evidence the same debt as the old notes and will be governed by the same indenture under which the old notes were issued. The summary below describes the principal terms of the new notes. Please see "Description of the New Notes" for further information regarding the new notes. References in this prospectus to the "notes" include both the old notes and the new notes unless otherwise specified or the context otherwise requires.

Terms of the New Notes

Issuer	Arbor Realty Trust, Inc., a Maryland corporation.
New Notes	Up to $125,000,000 aggregate principal amount of 5.625% Senior Notes due 2023.
Maturity Date of New Notes	May 1, 2023.
Interest Rate	5.625% per annum, subject to adjustment from time to time based on changes in the ratings of the notes as described under "Description of Notes—Interest."
Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2018.
No Guarantees	The new notes will not be guaranteed by any of our subsidiaries.
Security and Ranking	The new notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the new notes;
• equal in right of payment to any of our unsecured indebtedness outstanding from time to time that is not so subordinated;
• effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

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structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) and preferred equity of our subsidiaries, including any indebtedness and other liabilities of ours that are guaranteed by our subsidiaries.

As of March 31, 2018, we had approximately $2.68 billion of total consolidated indebtedness of which an aggregate of $2.54 billion was senior indebtedness and an aggregate of $2.11 billion was secured indebtedness. As of March 31, 2018, our subsidiaries had $2.29 billion of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the initial old notes on March 13, 2018 and the reopened old notes on May 15, 2018 and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.61 billion.

Certain Covenants

The indenture, among other things, requires us to maintain a minimum net asset value, unencumbered asset and senior debt service coverage ratio, and the indenture restricts our leverage and our ability to transfer our assets substantially as an entirety or merge into or consolidate with any person. See "Description of the New Notes—Restrictive Covenants" and "Description of the New Notes—Merger, Consolidation or Sale of Assets."

These covenants are subject to a number of important qualifications and limitations. See "Description of the New Notes—Restrictive Covenants."
Optional Redemption

The new notes may be redeemed by us, at our option, in whole or in part, at any time or from time to time prior to April 1, 2023 (the date that is one month prior to the scheduled maturity date of the new notes and which we refer to as the "Par Call Date"), at a redemption price equal to 100% of the aggregate principal amount of the new notes to be redeemed, plus a "make-whole" premium plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time or from time to time on or after the Par Call Date, we may redeem the new notes in whole or in part by paying 100% of the aggregate principal amount of the new notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See "Description of the New Notes—Optional Redemption by Us."

Change of Control Offer

If a change of control triggering event as described herein occurs, each holder of the new notes may require us to purchase all or a portion of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. See "Description of the New Notes—Change of Control Offer."

Form and Denominations

The new notes will be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Initially, all of the new notes will be issued in book-entry form as described under "Book-Entry, Delivery and Form." These global securities will be deposited with or on behalf of DTC and registered in the name of a nominee of DTC.

Future Issuances

We may from time to time, without notice to or consent of holders, increase the aggregate principal amount of the new notes by issuing additional notes in the future with the same terms as the new notes, except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date, and such additional notes shall form a single series with the new notes, provided that such additional notes are fungible with the new notes for U.S. federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.
Risk Factors

Tendering your old notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks of the exchange offer and investing in the new notes before tendering any old notes. You should also evaluate the risk factors described in "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and the other information set forth or incorporated by reference into this prospectus.

Absence of a Public Market for the New Notes

The new notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, a market for the new notes may not develop or there may be limited liquidity in any such market that may develop. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Trustee	U.S. Bank National Association.
Listing	The new notes will not be listed on any securities exchange.
Governing Law	The Indenture is and the new notes will be governed by the laws of the State New York.

RISK FACTORS

        Participating in the exchange offer is subject to a number of risks. You should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus, including the information under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and other documents that we subsequently file with the SEC.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussion below under the caption "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

You must comply with the exchange offer procedures in order to receive freely tradable new notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

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  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York, as depository;

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  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreements will terminate. See "The Exchange Offer—Exchange Offer Procedures" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If a holder is deemed to have received restricted securities and transfers any new notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume or indemnify such a holder against this liability.

We are a holding company whose principal assets are the equity interests we hold in our subsidiaries. We will depend upon our subsidiaries to provide us with substantially all of the funds to meet our obligations under the notes.

        We are a holding company, and we conduct our operations principally through our subsidiaries. We derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, largely depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Dividends, loans or other distributions from our subsidiaries to us also may be subject to contractual and other restrictions, are dependent upon results of operations of our subsidiaries and are subject to other business considerations.

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

        We currently have and will continue to have a significant amount of indebtedness. As of March 31, 2018, the principal amount of our total consolidated indebtedness was approximately $2.68 billion, of which an aggregate of $2.54 billion was senior indebtedness and an aggregate of $2.11 billion was secured indebtedness. As of March 31, 2018, our subsidiaries had $2.29 billion principal amount of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the initial old notes on March 13, 2018 and the reopened old notes on May 15, 2018 and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.61 billion. This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

        Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

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  make it more difficult for us to satisfy our obligations with respect to the notes;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund investments in our targeted assets, working capital and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  restrict us from exploiting business opportunities; and

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  limit our ability to borrow additional funds.

There are limited covenants and protections in the Indenture.

        Except as described below, the indenture does not contain any restrictive covenants. Accordingly, the indenture does not restrict our or our subsidiaries' ability to pay dividends, incur liens, sell less than substantially all of our assets, enter into transactions with affiliates, enter into sale-leaseback transactions, enter into agreements that restrict the ability of our subsidiaries to make distributions to us or make investments, issue or repurchase our other securities or secure indebtedness with the assets, stock or equity interests of our subsidiaries.

        The indenture provides that our Net Asset Value as of the close of business on the last day of each of our fiscal quarters must be equal to or greater than $350,000,000 plus the greater of (i) zero dollars and (ii) 50% of Net Equity Capital Activity.

        The indenture provides that the ratio of (i) our Consolidated Unencumbered Assets as of the close of business on the last day of each of our fiscal quarters to (ii) the lesser of (a) the aggregate principal amount of unsecured indebtedness of us and our subsidiaries as of such date, and (b) the aggregate principal amount of (1) the new notes, plus (2) our 6.50% Convertible Notes Senior Notes due 2019 (the "6.50% Notes"), plus (3) our 5.375% Convertible Senior Notes due 2020 (the "5.375% Notes"), plus (4) the 7.375% Notes due 2021 (the "7.375% Notes"), in the case of clauses (2), (3) and (4) outstanding on the issue date of the initial old notes, must be equal to or greater than 1.12 to 1.0.

        The indenture provides that the Senior Debt Service Coverage Ratio as of the close of business on the last day of each of our fiscal quarters, calculated on a pro forma basis for the incurrence of any Debt during the applicable Testing Period, must be equal to or greater than 1.2 to 1.0 and our Debt to Equity Ratio on the last day of each of our fiscal quarters must be equal to or less than 6.0 to 1.0. Accordingly, the indenture governing the new notes restricts, but does not eliminate, our and our subsidiaries' ability to incur indebtedness, including indebtedness that would be senior to the notes. The incurrence of additional indebtedness could have the effect of diminishing our ability to make payments of principal, premium, if any, and interest on the new notes when due and payable.

        Moreover, the restrictive covenants in the indenture are subject to numerous exceptions and permit us to incur indebtedness subject to, among other exceptions, compliance with certain financial ratios and we and our subsidiaries will likely be able to incur substantial additional secured and unsecured indebtedness without violating such covenants. In addition, the indenture does not impose any limitation on the incurrence or issuance by us or our subsidiaries of liabilities that are not considered Debt.

        For definitions of the terms "Net Asset Value," "Net Equity Capital Activity," "Consolidated Unencumbered Assets," "Debt," "Senior Debt Service Coverage Ratio," "Debt to Equity Ratio" and "Testing Period," see "Description of Notes—Certain Definitions."

        In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit or may limit our ability to engage in activities that may be in our long-term best interests.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes will be structurally subordinated to all of our subsidiaries' indebtedness and effectively junior to all of our future secured indebtedness.

        As the notes will not be guaranteed by any of our subsidiaries, the notes will be structurally subordinated to the indebtedness and other liabilities (including trade payables) and preferred equity of our subsidiaries, including any future indebtedness and other liabilities of Arbor Realty Trust, Inc. that are guaranteed by our subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. We conduct all of our operations and business activities through our operating partnership and its subsidiaries. As of March 31, 2018, our subsidiaries had, in the aggregate, indebtedness and other liabilities of approximately $2.29 billion to which the notes would have been structurally subordinated. As of March 31, 2018, Arbor Realty Trust, Inc. had no outstanding indebtedness or other liabilities guaranteed by our subsidiaries.

        In addition, the notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. As of March 31, 2018, Arbor Realty Trust, Inc. had no outstanding secured indebtedness.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

        The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation of the new notes on any automated dealer quotation system. Therefore, an active market for the new notes may not develop or, if developed, may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the new notes. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial price volatility. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in the indenture governing the notes and our other debt instruments, some of which may be secured debt. As described under "Description of Notes—Restrictive Covenants—Limitation on Debt," the terms of the indenture governing the notes restrict, but do not eliminate, our and our subsidiaries' ability to incur additional debt, secure existing or future debt, recapitalize our debt or take a number of other actions that could have the effect of diminishing our ability to make payments of principal, premium, if any, and interest on the notes when due.

We may not have sufficient funds to purchase the notes upon a Change of Control Triggering Event as required by the indenture governing the notes. The Change of Control Offer covenant provides limited protection.

        Holders of the notes may require us to purchase their notes upon a "Change of Control Triggering Event" as defined under "Description of Notes—Change of Control Offer." A Change of Control (as defined in such section of this prospectus) may also result in holders of certain of our future indebtedness having the right to require us to purchase or repay indebtedness issued under one or more indentures or other agreements. The indentures for the 6.50% Notes and the 5.375% Notes also provide for repurchase rights upon a change of control and, in some cases, other fundamental changes under different terms and without any requirement that a ratings downgrade accompany such change of control or other fundamental changes. As a result, holders of such other indebtedness may have the ability to require us to repurchase those notes before the holders of the notes would have such repurchase rights. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price of all notes that may be tendered by the holders thereof in such a circumstance plus any other indebtedness that may also become due. Furthermore, the terms of our then existing indebtedness or other agreements may contain covenants, events of default or other provisions that could be violated if a Change of Control were to occur or if we were required to purchase the notes and purchase or repay other indebtedness containing a similar repurchase or repayment requirement.

        The Change of Control Offer covenant is a result of negotiations between us and the initial purchasers of the old notes and is limited to the circumstances specified in "Description of the New Notes—Change of Control Offer." We have no current intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure or the credit ratings of the notes or us.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in us. We urge you to review carefully and consider the various disclosures made by us in this prospectus including the documents incorporated by reference herein.

        This prospectus, including the documents incorporated by reference in this prospectus, contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  changes in economic conditions generally and the real estate market specifically;

  •
  adverse changes in the financing markets we access affecting our ability to finance our loan and investment portfolio;

  •
  adverse changes in our status with government-sponsored enterprises affecting our ability to originate loans through such programs;

  •
  changes in interest rates;

  •
  the quality and size of the investment pipeline and the rate at which we can invest our cash;

  •
  impairments in the value of the collateral underlying our loans and investments;

  •
  changes in federal and state laws and regulations, including changes in tax laws;

  •
  the availability and cost of capital for future investments;

  •
  competition within the finance and real estate industries; and

  •
  other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

        You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of the report containing such statements incorporated herein or as of the date of this prospectus with respect to statements that are expressly stated herein. The factors noted above could cause our actual results to differ materially from those contained in any forward-looking statement.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend and we disclaim any duty or obligation to update or revise any industry information or forward-looking statement set forth in this prospectus or the documents incorporated by reference herein to reflect new information, future events, or otherwise, except as required by U.S. federal securities laws.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods presented on an actual basis. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, (i) earnings represent "Net income from continuing operations" from our consolidated statements of income, as adjusted for fixed charges and loss (income) and distributions from equity affiliates, and (ii) fixed charges represent "Interest expense" from our consolidated statements of operations as adjusted for capitalized interest. The ratios are based solely on historical financial information.

	Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.9x	2.3x	2.0x	1.9x	3.1x	1.5x

 THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on July 2, 2018. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open with respect to the old notes. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $125,000,000 aggregate principal amount of old notes are outstanding.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open with respect to the old notes, and delay acceptance for exchange of any such old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes with respect to such old notes, upon the occurrence of any of the events specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the applicable old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange Offer Procedures

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our or its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us, among other things, that you are not our "affiliate," as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes. However, any purchaser of old notes who is our affiliate who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

  •
  cannot rely on the applicable interpretations of the staff of the SEC;

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  will not be entitled to participate in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, as soon as practicable after the expiration date, all old notes properly tendered and will issue the new notes after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth under "—Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the applicable expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn (including the principal amount of such old notes);

  •
  a statement that such person is withdrawing its election to have the old notes exchanged; and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Exchange Offer Procedures" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  (1)
  the applicable exchange offer violates any applicable law or is prohibited by the SEC or applicable interpretations of the staff of the SEC;

  (2)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  •
  seeking to restrain or prohibit the making or consummation of the applicable exchange offer or any other transaction contemplated by the applicable exchange offer, or assessing or seeking any damages as a result thereof, or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the applicable exchange offer;

  (3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the applicable exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (4)
  there has occurred:

  •
  any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

  •
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the applicable exchange offer,

  •
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  •
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

        We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

U.S. Bank National Association, Exchange Agent

By Registered or Certified Mail: U.S. Bank National Association Attn: Specialized Finance Dept. 111 Fillmore Avenue E. St. Paul, MN 55107	By Regular Mail or Overnight Courier: U.S. Bank National Association Attn: Specialized Finance Dept. 111 Fillmore Avenue E. St. Paul, MN 55107
By Facsimile: (651) 466-7372	In Person by Hand Only: U.S. Bank National Association Attn: Specialized Finance Dept. 111 Fillmore Avenue E. St. Paul, MN 55107

For Information or Confirmation by Telephone:
(800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business; or

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE NEW NOTES

        Certain terms used in this description are defined under the subheading "Certain Definitions." For purposes of this "Description of the New Notes" section, references to "we," "us" and "our" refer only to Arbor Realty Trust, Inc. and not to any of its subsidiaries.

        We will issue up to $125,000,000 aggregate principal amount of new 5.625% Senior Notes due 2023 (the "new notes") under an indenture dated as of March 13, 2018 (the "indenture") between us and U.S. Bank National Association, as trustee (the "trustee"). This is the same indenture under which the old notes (as defined below) were issued. Except as set forth herein, the terms of the new notes will be substantially identical and include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. References to the old notes refer to the notes in exchange for which the new notes are being offered. References to the notes refer to the new notes and the old notes, collectively. Any old notes that remain outstanding after the completion of the exchange offer, together with the new notes issued in the exchange offer, will be treated as a single class of securities under the indenture and are referred to in this section as a "series" of notes.

        The following description is a summary of the material provisions of the new notes and the indenture and does not purport to be complete. This summary is subject to and qualified in its entirety by reference to the notes and the indenture. You should read the indenture (including the forms of certificates evidencing the notes attached thereto as an exhibit), a copy of which is available from us upon request as described under "Where You Can Find More Information." We urge you to read these documents because they, and not this description, define your rights as a holder of the new notes.

General

        The new notes will be issued in fully registered, book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the new notes on any securities exchange. The new notes will be our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness.

        The notes will mature on May 1, 2023 (the "maturity date"). The notes will not be entitled to any sinking fund, which means that the indenture does not require us to redeem or retire the notes periodically. We may, subject to compliance with applicable law, at any time and from time to time, purchase notes in the open market or otherwise.

        Payments of principal, interest and premium, if any, to owners of the book-entry interests described below are expected to be made in accordance with the procedures of DTC and its participants.

Interest

        The notes will bear interest at an annual rate equal to 5.625%, subject to adjustment for changes in the ratings of the notes as described below.

        Interest on the notes will be payable semi-annually in arrears on May 1 and November 1 of each year (each such date, an "interest payment date"), beginning on November 1, 2018, to the persons in whose names the notes are registered at the close of business on the preceding April 15 and October 15 of each year. Interest on the notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on the notes will be the amount of interest accrued from and including March 13, 2018 or the most recent interest payment date on which interest has been paid to, but excluding, the interest payment date, redemption date or the maturity date, as the case may be.

        If any interest or other payment date of a new note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, when used with respect to any new note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

        The initial annual interest rate of 5.625% per annum is subject to adjustment from time to time based on changes to the ratings of the notes by one or more "nationally recognized statistical rating organizations" (each, an "NRSRO") within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 (the "Exchange Act").

        The annual interest rate on the notes will increase by 0.25% beginning on the first day of any Six-Month Interest Period (as defined below) if as of such day the notes have a Triple-B Rating (as defined below), and likewise it will increase by 0.50% in excess of the initial rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have either a Non-IG Rating (as defined below) or no rating from any NRSRO. In the event the annual interest rate on the notes increases due to one or more downgrades, the rate will revert to the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have a Single-A Rating (as defined below), and it will revert to 0.25% over the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have been upgraded from a Non-IG Rating to a Triple-B Rating.

        We will notify the trustee and DTC in writing within five business days of any change in the ratings of the notes and the effective dates thereof, and in no event will the trustee be responsible for monitoring such changes. Further, in no circumstances will the annual interest rate exceed the initial rate by more than 0.50% due to changes in ratings of the notes, and in no event will it ever be less than the initial rate.

        Set forth below are the definitions of certain terms used in this "—Interest" section.

        "Six-Month Interest Period" means the period beginning on each interest payment date for the notes and ending on the day immediately preceding the commencement of the next following interest payment date for the notes. The initial Six-Month Interest Period will begin on the first interest payment date for the notes.

        A "Triple-B Rating" will occur if as of the last day of the then current Six-Month Interest Period:

    •
    assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is no lower than a BBB– and no higher than a BBB+;

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    assuming the notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is no lower than a BBB– and no higher than a BBB+; or

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    assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is no lower than a BBB– and no higher than a BBB+.

        A "Non-IG Rating" will occur if as of the last day of the then current Six-Month Interest Period:

    •
    assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is BB+ or lower;

    •
    assuming the notes are rated by only two NRSROSs, the then lower of the most recent ratings from such NRSROs is a BB+ or lower; or

    •
    assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is a BB+ or lower.

        A "Single-A Rating" will occur if as of the last day of the then current Six-Month Interest Period:

    •
    assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is at least an A–;

    •
    assuming the notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is at least an A–; or

    •
    assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is at least an A–.

        The ratings categories referred to in the preceding definitions are those used by Egan-Jones Ratings Company but are deemed to refer also to the equivalent ratings of any other NRSRO.

        The indenture provides that we must use our commercially reasonable efforts to maintain a rating of the notes by at least one NRSRO at all times while the notes are outstanding.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by us for such purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "Book-Entry, Delivery and Form."

        A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We will not be required to transfer or exchange any note selected for redemption for a period of 15 days before providing a notice of redemption of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and unless otherwise indicated all references to "holders" in this "Description of the New Notes" section are to registered holders of the notes.

        All amounts of principal of and premium, if any, or interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, subject to applicable abandoned property law, and the holders of such notes will thereafter look solely to us for payment.

Ranking

        The notes will be our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be effectively subordinated to our secured indebtedness, to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets.

        In addition, because the notes will not be guaranteed by any of our subsidiaries, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries, including any indebtedness and other liabilities of ours that are guaranteed by our subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. See "Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes—The notes will be structurally subordinated to all of our subsidiaries' indebtedness and effectively junior to all of our future secured indebtedness" in this prospectus.

        As of March 31, 2018, the principal amount of our total consolidated indebtedness was approximately $2.68 billion, of which an aggregate of $2.54 billion was senior indebtedness and an aggregate of $2.11 billion was secured indebtedness. As of March 31, 2018, our subsidiaries had $2.29 billion principal amount of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the initial old notes on March 13, 2018 and the reopened notes on May 15, 2018 and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $2.61 billion.

Optional Redemption by Us

        We may redeem the notes at our option, in whole or in part, at any time or from time to time prior to April 1, 2023 (the date that is one month prior to the scheduled maturity date of the notes and which we refer to as the "Par Call Date"), at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date:

  •
  100% of the aggregate principal amount of the notes to be redeemed; or

  •
  the sum of the present values, determined as provided below, of the remaining scheduled payments of principal and interest on the notes to be redeemed that would have been due if the notes matured on the Par Call Date.

        In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.50% (50 basis points). Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture.

        We may redeem the notes at our option, in whole or in part, at any time or from time to time on or after the Par Call Date, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, determined as if the notes matured on the Par Call Date (the "Remaining Life"), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date for the notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

        "Independent Investment Banker" means, with respect to any redemption date for the notes, one of the Reference Treasury Dealers selected by us or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by us.

        "Primary Treasury Dealer" means a primary U.S. government securities dealer in the United States.

        "Reference Treasury Dealers" means, with respect to any redemption date for the notes, (i) a Primary Treasury Dealer selected by Deutsche Bank Securities Inc. or Sandler O'Neill & Partners, L.P. and (ii) four other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us (and provided to the trustee) by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date for the notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Company shall calculate the Treasury Rate on the third business day preceding the redemption date.

        Notice of any redemption will be sent at least 15 days but not more than 60 days before the redemption date to (w) each holder of notes to be redeemed at such holder's registered address, (x) to the trustee, (y) to the security registrar to forward to each holder of notes to be redeemed at such holder's registered address, or (z) otherwise in accordance with the procedures of DTC. If less than all the notes are to be redeemed at any time, the trustee will select, in such manner as it deems fair and appropriate, the notes (or portions thereof) to be redeemed. The trustee shall have no duty to calculate or verify the calculation of the redemption price.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption on such redemption date.

Additional Notes

        We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects (other than the issue date, offering price or the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have similar terms as to ranking, redemption, waivers, amendments or otherwise as the notes, and will vote together as one class on all matters with respect to the notes, provided that such additional notes either shall be fungible with the original notes for federal income tax purposes or shall be issued under a different CUSIP number.

Change of Control Offer

        Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of notes will have the right to require us to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to but excluding the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that we have exercised our right to redeem the notes as described under "—Optional Redemption."

        For purposes of this covenant, "Change of Control" means the occurrence of any one of the following:

    a)
    the sale, assignment, transfer, lease or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our Subsidiaries or a combination thereof or a person controlled by us or one or more of our Subsidiaries or a combination thereof; or

    b)
    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary of ours) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (as defined below), measured by voting power rather than number of shares or the like.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a "Change of Control" under clause (b) above if (i) we become a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of our Voting Stock immediately prior to such transaction or (B) immediately following such transaction no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.

        "Change of Control Triggering Event" means the notes fail to have at least a Triple-B Rating on any date during the period commencing on the date of the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the NRSROs). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or, at our option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under "—Optional Redemption," we will send a notice (a "Change of Control Offer") to each holder of notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:

  •
  that a Change of Control Triggering Event has occurred or may occur and that such holder has or may have the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to but excluding the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

  •
  the circumstances regarding such Change of Control Triggering Event;

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  the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the "Change of Control Payment Date"); and

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  the instructions that a holder must follow in order to have its notes purchased.

        Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        We may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and our Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described below, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 15 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

        We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms described in this prospectus, we shall comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

        The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease or other conveyance of "all or substantially all" of the properties and assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of us and the Subsidiaries taken as a whole to another person may be uncertain.

Restrictive Covenants

        The indenture contains the covenants set forth below. For the definition of certain terms used in this "—Restrictive Covenants" section, see "—Certain Definitions" below.

Maintenance of Minimum Net Asset Value

        The indenture provides that our Net Asset Value as of the close of business on the last day of each of our fiscal quarters must be equal to or greater than $350,000,000 plus the greater of (i) zero dollars and (ii) 50% of Net Equity Capital Activity.

Maintenance of Consolidated Unencumbered Assets

        The indenture provides that the ratio of (i) our Consolidated Unencumbered Assets as of the close of business on the last day of each of our fiscal quarters to (ii) the lesser of (a) the aggregate principal amount of unsecured indebtedness of us and our subsidiaries as of such date, and (b) the aggregate principal amount of (1) the notes, plus (2) the 6.50% Notes, plus (3) the 5.375% Notes, plus (4) the 7.375% Notes, in the case of clauses (2), (3) and (4) outstanding on the issue date of the initial old notes, must be equal to or greater than 1.12 to 1.0.

Limitation on Debt

        The indenture provides that the Senior Debt Service Coverage Ratio as of the close of business on the last day of each of our fiscal quarters, calculated on a pro forma basis for the incurrence of any Debt during the applicable Testing Period, must be equal to or greater than 1.2 to 1.0 and our Debt to Equity Ratio on the last day of each of our fiscal quarters must be equal to or less than 6.0 to 1.0. In giving pro forma effect to the incurrence of any Debt during the applicable Testing Period, with respect to the Senior Debt Service Coverage Ratio, (i) our Operating Cash Flow for the applicable Testing Period will be increased by an amount equal to the product of (x) the principal amount of such Debt and (y) our average yield on earning assets during the applicable Testing Period and (ii) our Senior Debt Service will be increased by the interest that would have been paid on such Debt had it been issued on the first day of the applicable Testing Period.

        Except as described in the immediately preceding paragraphs, the indenture does not include restrictive covenants that would limit or restrict our or our Subsidiaries' ability to pay dividends, incur liens, sell less than substantially all of our assets, enter into transactions with affiliates, enter into sale-leaseback transactions, enter into agreements that restrict the ability of our subsidiaries to make distributions to us or make investments, issue or repurchase our other securities or secure indebtedness with the assets, stock or equity interests of our subsidiaries.

Merger, Consolidation or Sale of Assets

        The indenture provides that we shall not, in any transaction or series of related transactions, consolidate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person unless:

          (1)   either (A) we shall be the continuing person (in the case of a merger) or (B) the successor person (if other than us) formed by such consolidation or into which we merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all of our properties and assets shall be a an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the outstanding notes and the due and punctual performance and observance of every obligation in the indenture and the outstanding notes to be observed or performed by us;

          (2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3)   we shall have delivered to the trustee the officer's certificate and opinion of counsel required by the indenture.

        Upon any consolidation by us with or merger of us into any other person or any sale, assignment, transfer, lease or other conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions described in the preceding paragraph, the successor person or the person to which such sale, assignment, transfer or lease or other conveyance is made shall succeed to, and be substituted for, us under the indenture and the notes and, thereafter, except in the case of a lease, we shall be released from all obligations under the indenture and the notes.

        For purposes of this covenant, the sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of one or more of our Subsidiaries, which properties and assets, if held by us instead of such Subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, will be deemed to be the sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties and assets of a person.

Provision of Financial Information

        For so long as any notes are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the trustee the annual reports, quarterly reports and other documents which we are required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we are required to file the same with the SEC. Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers' certificate).

Delivery of Rule 144A Information

        The indenture provides that, if at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will, so long as the notes constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, prepare and will promptly furnish to the trustee and, upon written request, furnish to any holder of notes, any beneficial owner of an interest in a global note and any prospective purchaser or other prospective transferee of notes designated by a holder of notes or a beneficial owner of an interest in a global note, in each case, at our expense, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of notes by such holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Certain Definitions

        Set forth below are the definitions of certain terms used in this "Description of the New Notes" section. Reference is made to the indenture for the definition of certain other terms defined in the indenture and used in this "Description of the New Notes" section for which no definitions are provided herein.

        "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

        "Consolidated Unencumbered Assets" as of any date means all of the assets (excluding intangibles) of us and our Subsidiaries that are not subject to a Lien (other than a Permitted Lien) securing Debt, all on a consolidated basis for us and our Subsidiaries in accordance with GAAP, plus equity in our CLO securitizations that is not subject to a Lien (other than a Permitted Lien).

        "Debt" means, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Debt of others secured by a lien on the property of such Person, whether or not the respective Debt so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Debt of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Debt of such Person; (i) Debt of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capitalized Lease Obligations of such Person; (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (l) all obligations of such Person under Financing Leases.

        "Debt to Equity Ratio" means, with respect to the Company on any date, the ratio of (i) (a) Total Liabilities, plus (b) letters of credit outstanding, minus (c) the TRUPs Indebtedness and any other subordinated debt, minus (d) indebtedness related to the Agency Business, minus (e) allowance for loss sharing obligations relating to the Agency Business, to (ii) Tangible Capital Base.

        "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

        "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

        "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Net Asset Value" means, as of the date of determination, the total value of the assets less the total value of the liabilities shown on our consolidated statement of assets, liabilities and equity on such date, as calculated and determined in accordance with GAAP.

        "Net Cash Proceeds" means with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

        "Net Equity Capital Activity" means the aggregate Net Cash Proceeds from the sale by us of our Equity Interests at any time after the date of the indenture less (i) the aggregate amount paid by us after the date of the indenture to repurchase our Equity Interests and (ii) the aggregate amount of cash distributions made by us to the holders of our Equity Interests at any time after the date of the indenture.

        "Operating Cash Flow" means, for any period of determination, with respect to the Company and its Subsidiaries, on a consolidated basis, net cash provided by operating activities, exclusive of the effects from changes in operating assets and liabilities, plus cash paid for income taxes and interest payments, determined in accordance with GAAP applied in a manner consistent with the Company's most recent audited financial statements.

        "Permitted Liens" means:

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    Liens securing our obligations under the notes;

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    Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided any reserve or other appropriate provision as is required by GAAP has been made therefor; and

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    Liens of a depository institution or broker-dealer arising solely by virtue of any contractual, statutory or common law provisions relating to broker's Liens, banker's Liens, rights of set-off or similar rights and remedies as to deposit or brokerage accounts or other funds maintained with such depository institution or broker-dealer.

        "Recourse Debt" means, for any Person on any date, without duplication, the indebtedness of such Person (and its consolidated Subsidiaries) for which such Person (and its consolidated Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding obligations arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and environmental indemnities).

        "Senior Debt Service" means, for the Testing Period, the sum of: (a) the expenses paid in cash of the Company and its Subsidiaries, on a consolidated basis, for the Testing Period for interest payable with respect to all Debt and all fees paid on account of or with respect thereto, minus the expenses paid in cash of the Company and its Subsidiaries, on a consolidated basis, for the Testing Period for interest payable with respect to all Subordinated Debt and all fees paid on account of or with respect thereto, in each case, determined in accordance with GAAP; plus (b) regularly scheduled principal amortization payments made or required to be made on account of Debt for the Testing Period (exclusive of pay-offs or pay-downs on account of such Debt), in each case determined in accordance with GAAP.

        "Senior Debt Service Coverage Ratio" means, with respect to the Company, at any date of determination, the ratio of Operating Cash Flow during the Testing Period to cash flow used to pay Senior Debt Service for the Testing Period.

        "Subordinated Debt" means all Debt of the Company and its Subsidiaries that is effectively subordinated in right of payment to the notes.

        "Subsidiary" or "Subsidiaries" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

        "Tangible Capital Base" means, with respect to the Company on any date, Total Assets less Total Liabilities plus the TRUPs Indebtedness plus any other subordinated debt.

        "Testing Period" means, with respect to the Company, at any date of determination, the four consecutive fiscal quarters of the Company most recently ended immediately prior to such determination date.

        "Total Assets" means, with respect to the Company on any date, all amounts that would be included under total assets on a balance sheet of the Company and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP less intangible assets at such date, determined in accordance with GAAP.

        "Total Liabilities" means, with respect to the Company on any date, all amounts that would be included under total liabilities on a balance sheet of the Company and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

        "TRUPs Indebtedness" means, with respect to the Company, as of any date, all amounts that would be included under junior subordinated notes on the balance sheet of the Company and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

        "Voting Stock," as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of, or to appoint or to approve the appointment of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Events of Default, Notice and Waiver

        An "Event of Default" with respect to the notes is defined in the indenture as being:

          (i)    default for 30 calendar days in the payment of any interest on any note;

          (ii)   default in the payment of any principal of or premium, if any, on any note when due;

          (iii)  default by us in the performance, or breach, of any other covenant or warranty in the indenture or in the notes which shall not have been remedied for a period of 60 days after written notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (iv)  default in the payment of principal when due on, or any other default resulting in the acceleration of, other indebtedness of ours or of any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeding $25,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; or

          (v)   certain events of bankruptcy, insolvency or reorganization involving us.

        The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the notes (except a default in payment of principal, premium, if any, or interest) if the trustee considers it in the interest of the holders to do so.

        If an Event of Default with respect to the notes (other than an Event of Default specified in paragraph (v) above) occurs and is continuing, either the trustee by written notice to us or the holders of at least 25% of the aggregate principal amount of the notes then outstanding by written notice to us (with a copy to the trustee) may declare the principal of all the notes, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. If an Event of Default specified in paragraph (v) above occurs and is continuing, then the principal of all the notes, and accrued and unpaid interest, if any, thereon, shall be automatically due and payable. At any time after the notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of notes then outstanding may, under certain circumstances, rescind and annul such acceleration.

        If a default occurs with respect to any covenant described under "Maintenance of Minimum Net Asset Value," "Maintenance of Consolidated Unencumbered Assets" or "Limitation on Debt" in "—Restrictive Covenants" above, such default and all consequences thereof will be annulled, waived and rescinded automatically, without any action by the trustee or the holders of the notes and without giving rise to an Event of Default, if within the 60-day cure period following the giving of written notice to the Company of such default, the Company delivers an officer's certificate to the trustee stating that, as of a specified date subsequent to the end of the applicable fiscal quarter, such default has been cured.

        The indenture provides that, subject to the duty of the trustee during the continuance of an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee satisfactory security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the notes then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes.

        No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless: (i) such holder previously has given written notice to the trustee of a continuing Event of Default with respect to the notes; (ii) the holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request to institute such proceeding as trustee, and offered to the trustee reasonably satisfactory security or indemnity against costs, expenses and liabilities incurred in compliance with such request; (iii) in the 60-day period following receipt of the notice, request and offer of security or indemnity referred to above, the trustee has failed to initiate such proceeding; and (iv) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the notes then outstanding a direction inconsistent with such request.

        Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such note on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

        We are required to furnish to the trustee an officer's certificate within 60 days of the end of each of our first three fiscal quarters as to our compliance with the covenants described under "Maintenance of Minimum Net Asset Value," "Maintenance of Consolidated Unencumbered Assets," and "Limitation on Debt," in "—Restrictive Covenants" above. We are also required to furnish to the trustee an officer's certificate within 120 days of the end of each fiscal year as to our performance of, or compliance with, all of our obligations under the indenture, including the covenants described under "—Restrictive Covenants" above. The trustee shall have no duty to monitor, inquire as to or ascertain compliance with, or the performance of, our obligations under the indenture other than our obligations with respect to payment of principal or interest due on any note, provided that the trustee remains the paying agent for the notes.

Modification of the Indenture

        The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, to modify or amend any of the provisions of the indenture or of the notes or the rights of the holders of the notes under the indenture, provided that no such modification or amendment shall, among other things:

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  change the stated maturity of the notes;

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  reduce the principal amount of any notes or any premium thereon, or reduce the rate of interest thereon;

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  change any place where, or the currency in which, any notes are payable;

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  impair the holder's right to institute suit to enforce the payment of any notes when due; or

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  reduce the aforesaid percentage of notes, the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences), without in each case obtaining the consent of the holder of each note then outstanding that is so affected.

        The indenture also contains provisions permitting us and the trustee, without notice to or the consent of the holders of any notes, to modify or amend the indenture in order to, among other things:

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  to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

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  to provide for the assumption of our obligations to the holders of the notes in accordance with the terms of the indenture if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

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  add to the Events of Default or our covenants for the benefit of the holders of the notes;

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  cure any ambiguity or omission, or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially adversely affect the interests of the holders of the notes, as determined by us;

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  provide for the assumption of our obligations under the indenture and the notes in the case of a merger or consolidation or conveyance of all or substantially all of our assets;

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  provide security for or a guarantee of the notes;

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  provide for a successor trustee or the appointment of more than one trustee;

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  conform the text of the indenture or the notes to any provision of the "Description of Notes" section of the preliminary offering memorandum for the initial old notes dated March 8, 2018, as supplemented by the related pricing term sheet for the initial old notes dated March 8, 2018;

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  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

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  to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), as contemplated by the indenture or otherwise.

        The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of all holders of notes, waive compliance by us with certain provisions of the indenture, including the covenants described above under "—Restrictive Covenants." The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of all holders of notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

        In determining whether the holders of the requisite aggregate principal amount of the notes then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any note owned by us or any other obligor on the notes or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Discharge, Defeasance and Covenant Defeasance

        Upon our direction, the indenture shall cease to be of further effect (subject to the survival of certain provisions thereof) when (i) either (A) all notes then outstanding have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all notes then outstanding have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, money in an amount sufficient to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the stated maturity or redemption date thereof, as the case may be, (ii) we have paid all other sums payable under the indenture, and (iii) certain other conditions are met.

        Subject to the satisfaction of certain conditions set forth in the indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold money for payment in trust) ("defeasance"), or (b) to be released from our obligations with respect to the notes described above under "—Restrictive Covenants" and certain other restrictive covenants in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the principal of and any premium and interest on the notes on the scheduled due dates therefor or the applicable redemption date, as the case may be. Such conditions to defeasance or covenant defeasance include the delivery to the trustee of an opinion of independent counsel in the United States to the effect that the beneficial owners of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default other than an Event of Default resulting from a breach of a covenant as to which there has been covenant defeasance, the amount of money and/or U.S. government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Trustee, Paying Agent and Security Registrar

        U.S. Bank National Association will act as trustee, paying agent and security registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee and its affiliates in the ordinary course of business. Upon the occurrence of a default or an Event of Default under the notes, the trustee may be deemed to have a conflicting interest with respect to any of our other debt securities as to which it acts as trustee and we are not in default for purposes of the TIA, and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Governing Law

        The indenture is and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

        The new notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchaser; and

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  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

        Beneficial interests in one global note may generally be exchanged for interests in another global note. The trustee may require the seller to provide certain written certifications in the form provided in the indenture and/or legal opinions.

        A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser is responsible for those operations or procedures.

        DTC has advised us that it is:

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    a limited purpose trust company organized under the laws of the State of New York;

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    a "banking organization" within the meaning of the New York State Banking Law;

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    a member of the Federal Reserve System;

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    a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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    a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical, certificated notes; and

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  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the paying agent to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

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  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures.

 REGISTRATION RIGHTS

        We have filed the registration statement (the "exchange offer registration statement") of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the registration rights agreements entered into between us and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

        Pursuant to the registration rights agreements, we agreed to (x) file with the SEC, within 30 days of the issue date of the old notes, and (y) use commercially reasonable efforts to cause to become effective, within 90 days of such issue date, a registration statement (or, in the case of the reopened old notes, an amendment to the registration statement filed relating to the initial old notes), on the appropriate form under the Securities Act, relating to an offer to exchange the old notes for a like aggregate principal amount of registered new notes, which new notes will be substantially identical to the old notes and are entitled to the benefits of the indenture governing the notes, with terms identical to the old notes, except that the new notes will have been registered pursuant to an effective registration statement under the Securities Act and will not be subject to restrictions on transfer, or be entitled to registration rights or to any potential increase in annual interest rate as described below (the "new notes"). Upon the effectiveness of the exchange offer registration statement, we will offer to the holders of the old notes tendered prior thereto who are able to make certain representations the opportunity to exchange their old notes for new notes in the exchange offer. The exchange offer will remain open for at least 20 business days after the date notice of the exchange offer has been given to holders of the old notes.

        Notes not tendered in the exchange offer will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates.

        If (i) we are not required to file an exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy, (ii) for any reason the exchange offer is not consummated within 120 days after the issue date or (iii) with respect to any holder of transfer restricted notes (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, or (B) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder, or (C) such holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates, then, upon such holder's request, we shall cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the exchange offer registration statement, no later than the later of (i) the 30th day after such filing obligation arises, and (ii) the 120th day after the issue date. We will use our commercially reasonable efforts to cause such shelf registration statement to become effective within 90 days of filing such shelf registration statement and will use our commercially reasonable efforts to keep that shelf registration statement effective until the earlier of (i) the date that is one year from the effective date of the shelf registration statement and (ii) the date on which all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or cease to be transfer restricted notes.

        We will, in the event of such a shelf registration, provide to each holder of the old notes copies of the shelf registration statement and its amendments or supplements thereto and the prospectus, notify each holder of old notes when the shelf registration statement has become effective and take certain other actions to facilitate the offering and disposition of the notes. A holder of notes that sells notes under a shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreements that are applicable to such a holder (including certain indemnification obligations). We may suspend the effectiveness of the shelf registration statement for specified periods of time upon the occurrence of certain circumstances described in the registration rights agreements.

        If (i) the exchange offer registration statement or the shelf registration statement is not filed with the SEC on or prior to the date specified for such filing in the registration rights agreements, (ii) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "effectiveness target date") in the registration rights agreements, (iii) the exchange offer is not consummated 30 business days of the effectiveness target date with respect to the exchange offer registration statement or (iv) the exchange offer registration statement or the shelf registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv) above, a "registration default"), then additional interest shall accrue on the principal amount of the affected notes at a rate of 0.25% per annum for the first 90-day period immediately following such date. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum of the principal amount of such old notes.

        Immediately upon the cure of all registration defaults, the accrual of additional interest will cease. Holders of old notes will be required to make certain representations to us (as described in the registration rights agreements) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreements in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. By acquiring old notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any registration statement. Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us. The provisions for additional interest will be the only monetary remedy available to holders under the registration rights agreements for a violation of its registration requirements.

        This summary of the provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are available from us upon request.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of old notes for new notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift, estate or other tax laws, or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of old notes for new notes and relating to the acquisition, ownership and disposition of the new notes.

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received by a holder will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities with respect to the new notes or no longer owns any transfer restricted notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. During this period, we will send copies of this prospectus, as amended or supplemented, to those broker-dealers that check the box on the letter of transmittal accompanying this prospectus requesting additional copies of this prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account as a result of market-making or other trading activities pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period ending on the earlier of (i) 180 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities with respect to the new notes or no longer owns any transfer restricted notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers or transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc.'s and Subsidiaries' Current Report on Form 8-K dated May 29, 2018 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2017 appearing in Arbor Realty Trust, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services, at our website at www.arbor.com and at the SEC's website at www.sec.gov. The information on our website is not, and you should not consider the information to be, a part of this offering prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in a prospectus supplement or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus.

        The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

    •
    our Annual Report on Form 10-K for the year ended December 31, 2017;

    •
    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

    •
    our Current Reports on Form 8-K filed on March 9, 2018, March 13, 2018 and May 29, 2018; and

    •
    the portions of our Definitive Proxy Statement on Schedule 14A, dated April 11, 2018, incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.

        In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus will also be considered to be incorporated by reference and will automatically update and supersede the information in this prospectus and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).